Exhibit 10.22
AMENDED AND RESTATED SPIRIT AEROSYSTEMS
EMPLOYEE STOCK PURCHASE PLAN

1.PURPOSE
1.1Purpose. The purpose of this Spirit AeroSystems Employee Stock Purchase Plan is to provide employees of Spirit AeroSystems Holdings, Inc. (the “Company”), Spirit AeroSystems, Inc. (“Spirit”), and any other Participating Company with an opportunity to purchase shares of common stock of the Company under a plan that satisfies the requirements of an “employee stock purchase plan” under Section 423 of the Internal Revenue Code.
In addition, this Plan provides for the purchase of shares under a plan which is not subject to Section 423 of the Code pursuant to rules, procedures, or sub-plans adopted by the Committee designed to achieve tax, securities law, or other objectives for eligible employees of Designated Affiliates of the Company. Except as otherwise provided herein, the portion of the Plan that does not satisfy the requirements of Code Section 423 will operate and be administered in the same manner as the portion of the Plan that does satisfy such requirements.
2.DEFINITIONS
2.1“Account” means the brokerage account maintained on behalf of each participant by the Recordkeeper for the purpose of investing in Stock and engaging in other transactions permitted under the Plan.
2.2“Affiliate” means a Subsidiary or other entity in which the Company has a direct or indirect controlling interest.
2.3“Board of Directors” or “Board” means the board of directors of the Company.
2.4“Committee” means the Compensation Committee of the Board of Directors or a subcommittee thereof or any other committee designated by the Board to administer this Plan. The Board may take any action under the Plan that would otherwise be the responsibility of the Committee.
2.5“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations issued thereunder and successor provisions and regulations thereto.
2.6“Company” means Spirit AeroSystems Holdings, Inc.
2.7“Compensation” means base salary or other base pay, overtime, and shift differential pay paid during the calendar year before elective payroll deduction contributions to any employee benefit plan or program offered by the Company. The Committee may, in its discretion, establish a different definition of Compensation on a uniform and nondiscriminatory basis for any subsequent Offering Period.
2.8“Designated Affiliate” means any Affiliate that is designated by the Committee to be eligible to participate in the portion of the Plan that is not subject to Code Section 423.

2.9“Employee” means any common law employee who is employed by the Company, a Participating Company, or a Designated Affiliate. If an individual is not classified by the employer as a common law employee, no reclassification of a person’s status with the employer, for any reason, without regard to whether it is initiated by a court, governmental agency, or otherwise, and without regard to whether or not the employer agrees to such reclassification, either retroactively or prospectively, will result in the person being regarded as a common law employee during such time or as an “Employee” for purposes of this Plan.
Notwithstanding the foregoing, employees who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) will not be treated as Employees of the Company or a Participating Company for purposes of the Plan if either the grant of an option under the Plan to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or compliance with the laws of the foreign jurisdiction would cause the portion of the Plan that is intended to be subject to Code Section 423 to violate the requirements of such Code Section.
2.10“Fair Market Value” means the fair market value of a share of Stock, which, as of any given date, will be the average of the highest and lowest sales prices of a share of Stock reported on a consolidated basis for securities listed on the New York Stock Exchange for trades on the date as of which such value is being determined or, if that day is not a Trading Day, then on the immediately preceding Trading Day.
2.11“Offering Period” means the approximately six-month period beginning on the first Trading Day on or after April 1 and October 1 of a calendar year and ending on the last Trading Day in September and March, respectively, of such calendar year, except that the initial six-month period will begin on the first Trading Day in October 2017 and end on the last Trading Day in March 2018. See also Section 4.2 regarding the Committee’s power to make changes with respect to future Offering Periods.
2.12“Participating Company” means (i) the Company, (ii) Spirit, and (iii) each present or future Subsidiary designated by the Committee as eligible to participate in the portion of this Plan that is subject to Code Section 423. The Committee may designate Participating Companies from time to time from among a group consisting of the Company and its Subsidiaries. The group from among which such designations are permitted without additional stockholder approval may include corporations or other entities that become Subsidiaries after the adoption and approval of the Plan.
Only Participating Companies may participate in the portion of the Plan subject to Code Section 423. A Participating Company will cease to be a Participating Company on the earlier of (i) the date the Committee determines that such entity is no longer a Participating Company, or (ii) when such Participating Company ceases for any reason to be a Subsidiary.
2.13“Plan” means this Spirit AeroSystems Employee Stock Purchase Plan.
2.14“Purchase Date” means the last Trading Day of each Offering Period.
2.15“Purchase Price” means an amount equal to 95% of the Fair Market Value of a share of Stock on the Purchase Date. However, for any future Offering Period, the Committee will have the authority, in its discretion, to make either of the following changes in the Purchase Price for that Offering Period, so long as the change is uniform for all participants:
(a)The Purchase Price may be determined by reference to a higher or lower percentage of the Fair Market Value of a share of Stock, so long as the percentage is not lower than 85% and not higher than 100%.
(b)The Purchase Price may be a designated percentage (not lower than 85% or higher than 100%) of the Fair Market Value of a share of Stock, determined as of the first Trading Day of the Offering Period or the last Trading Day of the Offering Period, whichever is lower.
2.16“Recordkeeper” means Morgan Stanley Shareworks, or its successor, or such replacement recordkeeper as may be appointed or contracted to assist with the recordkeeping and administration of this Plan.
2.17“Reserves” means the number of shares of Stock covered by all options under the Plan that have not yet been exercised and the number of shares of Stock which have been authorized for issuance under the Plan but which have not yet become subject to options.
2.18“Stock” means the Company’s Class A common stock and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10.6.
2.19“Subsidiary” means any corporation or other entity (other than the Company) in an unbroken chain of entities beginning with the Company, if (a) each of the entities other than the last entity in the unbroken chain owns stock or other ownership interests possessing 50% or more of the total combined voting power in one of the other entities in such chain, or (b) the entity otherwise satisfies the requirements of Code Section 424(f) and applicable regulations and other guidance issued thereunder.
2.20“Trading Day” means a day on which the New York Stock Exchange is open for trading.
3.ELIGIBILITY AND PARTICIPATION
3.1Initial Eligibility. Each Employee is eligible to participate in the Plan beginning on the later of the date the participant first becomes an Employee or October 1, 2017, except that, with respect to employees of a Designated Affiliate, only those specified employees who work for a Designated Affiliate in a particular country or countries as determined by the Committee may participate in the Plan. All Employees working for a Participating Company may participate in the Plan except as otherwise provided herein.
3.2Participation. An Employee may become a participant in the Plan by giving instructions to the Recordkeeper authorizing payroll deductions. Participant instructions must be given at such time and in such form and manner as may be prescribed by the Committee or its designee. Payroll deductions for an Employee will begin as soon as administratively feasible after the instructions are received in good order. All elections to participate in the Plan must be made in compliance with the Company’s insider trading policies and such rules and procedures as may be established by the Committee or its delegates in connection therewith.

3.3Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee will be granted an option to participate in the Plan to the extent that:
(a)Immediately after the grant, such Employee would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of the Company’s stock (determined under the rules of Section 424(d) of the Code); or
(b)The Employee’s rights to purchase Stock under the Plan would accrue at a rate that exceeds $25,000 in fair market value of the Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.
4OFFERINGS
4.1Semi-Annual Offerings. The Plan will be implemented by semi-annual offerings of Stock beginning on the first Trading Day on or after April 1 and October 1 of each calendar year and terminating on the last Trading Day of September and March of such calendar year, respectively, except that the first Offering Period will begin on the first Trading Day of October 2017 and end on the last Trading Day of March 2018.
4.2Changes in Offering Periods. The Committee will have the power to change the beginning date, ending date, and duration of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least five days before the scheduled beginning of the first Offering Period to be affected thereafter, provided that Offering Periods will in all cases comply with applicable limitations under Code Section 423(b)(7).
5.PAYROLL DEDUCTIONS
5.1Amount and Timing of Deduction.
(a)A participant may elect to have deductions made for each payroll period during an Offering Period in an amount equal to any whole percentage of the participant’s Compensation received for the payroll period, subject to the limitations of Section 3.3, except that the maximum amount of payroll deductions may not exceed (i) a specified maximum percentage of the participant’s Compensation for each payroll period as may be designated from time to time by the Committee (which initially will be 15%), or (ii) $25,000 for each year (or such lower annual dollar limit as may be designated by the Committee). The Committee, in its discretion, may increase and decrease the maximum percentage amount (but not the maximum dollar amount) contemplated under the immediately preceding sentence without formally amending the Plan, so long as the maximum percentage amount is a uniform percentage of Compensation for all participants.
(b)The time and manner in which payroll deduction elections must be made will be established pursuant to rules and procedures adopted by the Committee, in its discretion. Such rules may provide (among other things) that participants must make payroll deduction elections within a sufficient period before the beginning of an Offering Period to allow for processing and implementation of such elections by the beginning of the Offering Period.
(c)If a participant is not paid through the participant’s employer’s payroll (e.g., the participant is paid by a third party payroll vendor), the Committee or its delegate will establish such reasonable and uniform policies and procedures to facilitate contribution to an Account by any such participant wishing to participate with respect to an Offering Period.
5.2Continuation of Payroll Deduction. A participant’s payroll deduction election will automatically remain in effect for successive Offering Periods, unless modified or terminated in accordance with the terms of the Plan.
5.3Participant’s Account. An individual Account will be maintained by the Recordkeeper for each participant in the Plan. All payroll deductions made for a participant (together with any other contributions permitted by the Plan or any rules or policies established by the Committee) will be credited to the participant’s Account. No interest will accrue or be paid on any payroll deductions or any other amounts credited to a participant’s Account.
5.4Changes in Payroll Deductions. Once made, a participant’s payroll deduction election will remain in effect until the participant provides new instructions for a subsequent Offering Period, withdraws as provided in Section 7.1, or terminates employment as provided in Section 7.2. A participant’s payroll deduction election may not be modified during an Offering Period, except as provided in Sections 5.5 and 7.1
5.5Withdrawal. Notwithstanding the limitations in Section 5.4, a participant may elect to withdraw from participation in the Plan at any time. Upon withdrawal, the provisions of Section 7.1 will apply. An election to withdraw from participation will become effective as soon as administratively feasible following the date such election is received by the Recordkeeper and will remain in effect for successive Offering Periods until the participant provides new instructions. A participant who withdraws from participation during an Offering Period may not again make a new payroll deduction election that is effective any sooner than the first Offering Period that begins on or after the date that is 12 months after the date of the participant’s withdrawal.
6.GRANT AND EXERCISE OF OPTION
6.1Number of Option Shares. On the first day of each Offering Period, each Employee participating in such Offering Period will be granted an option to purchase, on the Purchase Date of such Offering Period, a number of shares determined by dividing the Participant’s accumulated payroll deductions by the applicable Purchase Price; provided, however, that in no event will any Participant purchase more than 30,000 shares during an Offering Period (subject to the limitations set forth in Section 3.3 ($25,000 and 5% limitations) and Section 8.1 (maximum number of shares)). Exercise of the option will occur as provided in Section 6.2, unless the participant has withdrawn the amount credited to the participant’s Account upon withdrawal from the Plan pursuant to Section 7.1 or such amount has been distributed to the participant upon termination of employment pursuant to Section 7.2. To the extent not exercised, the option will expire on the last day of the Offering Period.

6.2Automatic Purchase. A participant’s option for the purchase of shares will be exercised automatically on the Purchase Date. The number of shares purchased will be equal to the largest number of shares of Stock (which may include a fractional share) that may be purchased at the applicable Purchase Price with the accumulated payroll deductions credited to the participant’s Account. To the extent not automatically exercised as provided in this Section 6.2, the option will expire on the last day of the Offering Period.
6.3Transferability of Option. During a participant’s lifetime, options held by such participant will be exercisable only by that participant.
6.4Delivery of Shares.
(a)At or as promptly as practicable after the Purchase Date for an Offering Period, the Company will deliver the shares of Stock purchased to the Recordkeeper to be deposited in the participants’ Accounts.
(b)Once a participant has acquired shares of Stock under the Plan, any cash dividends that are paid with respect to that Stock will be credited to participants’ Accounts as of the dividend payment date in cash, unless the participant elects to have such amounts automatically reinvested in additional shares of Stock. The time and manner in which such election must be made will be determined in accordance with Section 5.1(b). If the participant elects to have such amounts automatically reinvested in additional shares of Stock, purchases of Stock for purposes of reinvestment of dividends will be exercised automatically as promptly as possible following any dividend payment date and the shares of Stock purchased will be deposited in the participants’ Accounts. The number of shares purchased for such participant will be the number of whole or fractional shares of Stock that may be purchased with the accumulated cash dividends credited to the participant’s Account.
(c)Each participant will be entitled to vote the number of shares of Stock (which may include a fractional share) credited to the participant’s Account on any matter as to which the approval of the Company’s stockholders is sought. If a participant does not vote or grant a valid proxy with respect to shares credited to the participant’s Account, such shares will be voted by the custodian in accordance with any stock exchange or other rules governing the custodian in the voting of shares held for customer accounts. Similar procedures will apply in the case of any consent solicitation of the Company’s stockholders.
7.WITHDRAWAL FROM PLAN AND TERMINATION OF EMPLOYMENT
7.1Termination of Payroll Deductions; Termination of Account. If a participant elects to terminate payroll deductions during an Offering Period as provided in Section 5.5, the participant will be reimbursed, without interest, all of the payroll deductions credited to the participant’s Account during the current Offering Period, so long as the election to withdraw is made no later than five calendar days before the last day of such Offering Period. If the participant does not give proper instructions to the Recordkeeper to terminate payroll deductions, as applicable in a timely manner, the participant will be deemed to have elected to exercise the participant’s option for the purchase of Stock on the next following Purchase Date. Unless the participant instructs the Recordkeeper to terminate the Account, the Recordkeeper will continue to maintain the participant’s Account after termination of payroll deductions. Upon termination of the Account, fractional shares will not be issued and the value of any such fractional shares will be paid to the participant in cash following such termination. A participant who withdraws from participation during an Offering Period may not again make a new payroll deduction election that is effective any sooner than the first Offering Period that begins on or after the date that is 12 months after the date of the participant’s withdrawal.
7.2Termination of Employment. Upon a participant’s termination of employment with the Company and all Participating Companies for any reason (including termination because of the participant’s death), the payroll deductions credited to such participant’s Account during the Offering Period but not yet used to exercise the option will be returned, without interest, to such participant or, in the case of the participant’s death, to the person or persons entitled thereto under Section 10.1, and such participant’s option will be automatically terminated. Upon a participant’s termination of employment, the participant or, in the case of death, the participant’s beneficiary, as provided in Section 10.1, will direct the Recordkeeper to (i) transfer all Stock out of the Account into a separate account with the Recordkeeper (or an account chosen by the participant (or the participant’s beneficiary in the case of termination due to death)), (ii) pay any cash dividends and the value of any fractional shares to the participant or beneficiary in cash and (iii) terminate the participant’s Account.
7.3Leave of Absence. If a participant goes on an authorized leave of absence for any reason, such participant will have the right to elect to: (a) withdraw all of the payroll deductions credited to the participant’s Account, as provided in Sections 5.5 and 7.1, or (b) remain a participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the participant during such leave of absence. Any such elections, however, must be made in compliance with the Company’s insider trading policies and such rules and procedures as may be established by the Committee or its delegates in connection therewith. Unless a participant on an authorized leave of absence returns to employment with the Company or a Participating Company or Designated Affiliate no later than the first anniversary of the first day of the participant’s authorized leave of absence, such participant will be deemed to have terminated employment as of the first anniversary of the first day of the leave of absence and the provisions of Section 7.2 will apply.
8.STOCK
8.1Maximum Shares. The maximum number of shares of Stock that may be issued under the Plan is 1,000,000 shares of Stock, subject to adjustment upon changes in capitalization of the Company as provided in Section 10.6.
8.2Share Usage. Shares of stock covered by an option that expires or remains unexercised after the latest date on which exercise may occur will again be available for option grants under the Plan.
8.3Participant’s Interest in Option Stock. A participant will have no interest in Stock covered by the participant’s option until such option has been exercised.
9.ADMINISTRATION

9.1Authority of the Committee. The Plan will be administered by the Committee. Subject to the express provisions of the Plan, the Committee will have full and discretionary authority to interpret and construe all provisions of the Plan, to adopt rules, regulations, policies, and procedures for administering the Plan, and to make any and all determinations deemed necessary or advisable for administering the Plan. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan in the manner and to the extent it deems necessary or appropriate. The Committee’s determinations on the foregoing matters will be final and conclusive. The Committee may, in its discretion, delegate some or all of its authority to one or more employees or officers of the Company, in which case any references in this Plan to the Committee will also refer to such delegate.
The provisions of the portion of the Plan intended to be subject to Code Section 423 will be construed in a manner consistent with the requirements of that Code Section. The Committee will have the discretion to determine whether a Subsidiary will be a Participating Company with respect to the portion of the Plan subject to Code Section 423 and whether an Affiliate will be a Designated Affiliate with respect to the portion of the Plan not subject to Code Section 423.
Additionally, the Committee will have discretion to adopt rules regarding Plan administration to conform to local laws or to enable eligible employees of the Company, Participating Companies, and Designated Affiliates to participate in the Plan. The Committee may also adopt rules, procedures, or sub-plans applicable to particular Designated Affiliates, which sub-plans may be designed to be outside the scope of Code Section 423. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding the handling of payroll deductions or other contributions by participants, payment of interest, conversion of local currency, data privacy and security, payroll tax, withholding procedures, and handling of stock certificates, which rules and procedures may vary according to local requirements, as part of the portion of the Plan not subject to Code Section 423.
The rules of any sub-plans designed to be outside the scope of Code Section 423 may take precedence over other provisions of the Plan, except that, unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan will govern the operation of such sub-plan and no such sub-plan may (i) supersede the provisions of Sections 3.3(a) and 8.1, (ii) provide participants with a discount (whether through a reduced purchase price or as a result of employer matching contributions) of greater than 15% of the Fair Market Value of a share of Stock on the Purchase Date, or (iii) provide for payroll deductions or other contributions by participants in excess of the maximum dollar amount set forth in Section 5.1. The Committee has the authority to suspend or limit participation in the portion of the Plan not subject to Code Section 423 (including any or all sub-plans thereunder) for any reason, including administrative or economic reasons. The approval of the stockholders of the Company is not required before the adoption, amendment, or termination of any sub-plan designed to be outside the scope of Code Section 423, unless required by the laws of the foreign jurisdiction in which eligible employees participating in the sub-plan are located or by any other applicable laws, rules, or regulations, including, without limitation, the rules or standards of any stock exchange on which shares of Stock are listed.
9.2Rules Governing the Administration of the Committee. The Committee will hold its meetings at such times and places as it deems advisable and may hold telephonic meetings. A majority of its members will constitute a quorum. All determinations of the Committee will be made by a majority of its members. Any decision, determination, or action may be made or taken without a meeting by written consent of all members of the Committee.
9.3Indemnification. Members of the Committee, and any officer or employee of the Company acting at the direction, or on behalf, of the Committee will not be personally liable for any action or determination taken or made in good faith with respect to the Plan and will, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.
9.4Recordkeeper. The Recordkeeper will act as recordkeeper under the Plan, and will perform such duties as are set forth in the Plan and in any agreement between the Company and the Recordkeeper. The Recordkeeper will establish and maintain for each Participant a brokerage account.
9.5Administrative Costs. The costs and expenses incurred in the administration of the Plan and maintenance of Accounts will be paid by the Company, including, but not limited to, annual fees of the Recordkeeper and any brokerage fees and commissions for the purchase of Stock upon reinvestment of dividends and distributions. The foregoing notwithstanding, the Recordkeeper may impose or pass through to the participants a reasonable fee for the withdrawal of Stock in the form of stock certificates and reasonable fees for other services unrelated to the purchase of Stock under the Plan, to the extent approved in writing by the Company and communicated to participants. Under no circumstance will the Company pay any brokerage fees or commissions for the sale of Stock acquired under the Plan by a participant.
9.6Action by the Board. Notwithstanding anything to the contrary contained in the Plan, the Board will have and may exercise all the authority granted to the Committee under the Plan. However, any such actions by the Board will be subject to the applicable rules of the New York Stock Exchange or any other securities exchange or inter-dealer quotation system on which the Stock is listed or quoted.
10.MISCELLANEOUS
10.1Designation of Beneficiary. A Participant may designate a beneficiary who is to receive any shares of Stock and cash with respect to any payroll deductions and/or dividends, if any, from the participant’s Account under the Plan in the event of such participant’s death. If a participant has not designated a beneficiary or the beneficiary does not survive the participant, amounts due hereunder will be paid to the participant’s surviving spouse, or if none, to the participant’s estate.
10.2Transferability. Neither payroll deductions credited to a participant’s Account nor any rights with regard to the exercise of an option or to receive Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution or as provided in Section 10.1. Any such attempted assignment, transfer, pledge, or other disposition will be without effect.
10.3Withholding. The Company, any Participating Company, and any Designated Affiliate is authorized to withhold from any payment to be made to a participant any taxes or other withholding amounts due in connection with any transaction under the Plan, including any disposition of shares acquired under the Plan, and a participant’s enrollment in the Plan will be deemed to constitute the participant’s consent to such withholding. At the time of a participant’s exercise of an option or disposition of shares acquired under the Plan, the Company may require the participant to make other arrangements to meet tax withholding obligations as a condition to exercise of rights or distribution of shares or cash from the participant’s Account. In addition, a Participant may be required to advise the Company of sales and other dispositions of Stock acquired under the Plan in order to permit the Company to comply with tax laws and to claim any tax deductions to which the Company may be entitled with respect to the Plan.
Without limiting the generality of the foregoing, the Committee may permit or require a participant to satisfy, in whole or in part, any withholding liability by any of the following methods or any combination of the following methods: (A) delivering shares of Stock (that are not subject to any pledge or other security interest) owned by the participant having a Fair Market Value equal to such withholding liability; (B) having the Company withhold from the number of shares of Stock otherwise issuable or deliverable pursuant to the exercise of an option a number of shares with a Fair Market Value equal to such withholding liability, except that with respect to shares withheld pursuant to this clause (B), the number of such shares may not have a Fair Market Value greater than the minimum required statutory withholding liability; (C) requiring the participant, as a condition precedent to transfer of the shares, to make a payment in an amount equal to the amount of the withholdings or reductions; or (D) such other method or combination of methods as the Committee deems appropriate, in its sole discretion.

The Committee will have the right, in its sole discretion, to require, as a condition precedent to the transfer of any shares under this Plan, that the transferee execute a power of attorney or such other agreement or document as the Committee deems necessary or appropriate to facilitate, directly or indirectly, the withholding of taxes with respect to any transaction arising under or in connection with this Plan.
10.4Use of Funds. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company is not obligated to segregate such payroll deductions.
10.5Reports. Statements of Account will be given to each participant at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased, any remaining cash balance, and other information deemed relevant by the Committee.
10.6Adjustment Upon Changes in Capitalization.
(a)Changes in Capitalization. The Committee will proportionately adjust the Reserves and the price per share and the number of shares of Stock covered by each option under the Plan that has not yet been exercised for any increase or decrease in the number of issued shares of Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Stock, or other extraordinary corporate event that affects the Stock in order to prevent dilution or enlargement of the rights of participants. The determination of the Committee with respect to any such adjustment will be final, binding, and conclusive.

(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately before the consummation of such proposed action, unless otherwise provided by the Committee.
(c)Asset Sale or Merger. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Committee will shorten the Offering Period then in progress by setting a new Purchase Date (the “New Purchase Date”). The New Purchase Date will be before the date of the Company’s proposed asset sale or merger. The Committee will notify each participant in writing, at least ten business days before the New Purchase Date, that the Purchase Date for the participant’s purchase has been changed to the New Purchase Date and that the participant’s option will be exercised automatically on the New Purchase Date, unless before such date the participant has withdrawn the amount credited to the participant’s Account upon withdrawal from the Plan pursuant to Section 7.1 or such amount has been distributed to the participant upon termination of employment pursuant to Section 7.2.
10.7Amendment and Termination. The Board of Directors has the complete power and authority to terminate the Plan at any time. Any amendment to the Plan to increase the maximum number of shares of Stock that may be issued under any Offering (except pursuant to Section 10.6), to amend the requirements as to the class of employees eligible to purchase Stock under the Plan (except for designations of Participating Companies and Designated Affiliates pursuant to Sections 2.8, 2.12 and 9.1), or to change the granting corporation or the Stock available for purchase under the Plan may be made only by the Board of Directors with the approval of the Company’s stockholders within 12 months before or after the date such amendment is adopted by the Board. Any other amendment to the Plan may be made by either the Board of Directors or the Committee, unless otherwise required by any applicable law, rule, or regulation, including, without limitation, the rules and regulations of the New York Stock Exchange. No termination, modification, or amendment of the Plan may, without the consent of an employee then having an option under the Plan to purchase Stock, adversely affect the rights of such employee under such option.
10.8No Right to Employment. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares of Stock under the Plan except as expressly provided, or create in any employee or class of employees any right with respect to continuation of employment, and the existence of this Plan will not be deemed to interfere in any way with an employer’s right to terminate, or otherwise modify, an employee’s employment at any time.
10.9Notices. All notices or other communications by a participant to the Company or to the Recordkeeper will be deemed to have been duly given when received in the manner and form specified by the Company or the Recordkeeper, whichever is applicable, at the location, or by the person, designated by the Company, or Recordkeeper, for the receipt thereof.
10.10Elections. All elections and notices made by a participant to the Recordkeeper may be made telephonically or electronically in accordance with procedures established by the Committee and the Recordkeeper.

10.11Conditions Upon Issuance of Shares. The Company is not obligated to issue shares of Stock with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto complies with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed or quoted.
10.12Effect of Plan. The provisions of the Plan are binding upon, and will inure to the benefit of, all successors of each participant, including, without limitation, such participant’s estate and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy, or representative of creditors of such participant.
10.13Effective Date. The Plan is effective as of October 1, 2017, as amended effective as of January 21, 2020, and further amended on September 1, 2021.
10.14Governing Law. The law of the state of Delaware applicable to contracts made and performed wholly within the state of Delaware will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.
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